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Top Level Stats	All Loans	Manufactured Housing	2nds	1st lien Bal < 50k	FICO < 500	1st lien FRM Purchase	1st lien FRM Refi	ARM I/O Purchase	ARM I/O Refi	ARM Non I/O Puchase	ARM Non I/O Refi
Total Collateral	$214,512,779.39	$3,298,214.69		$227,249.47		$4,102,543.90	$2,311,168.34	$29,984,666.62	$2,827,212.67	$51,916,654.33	$6,833,231.09
Percent of Deal	100.00%	1.54%		0.11%		1.91%	1.08%	13.98%	1.32%	24.20%	3.19%
Statistical Cut-Off Date	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06	3/1/06

Averages by Group
WALA	4	2		2		3	4	4	4	3	3
FICO	629	658		579		657	617	661	653	643	596
DTI	n/a	n/a		n/a		n/a	n/a	n/a	n/a	n/a	n/a
LTV	79.65%	80.85%		70.06%		81.87%	78.12%	80.55%	84.64%	82.07%	77.87%
CLTV	87.12%	92.31%		72.22%		92.97%	80.79%	98.89%	87.95%	95.23%	80.41%
Coupon	7.47%	7.86%		9.37%		8.03%	7.36%	7.04%	6.80%	7.81%	8.16%
Balance	$209,076.78	$219,880.98		$45,449.89		$141,467.03	$165,083.45	$275,088.68	$235,601.06	$179,642.40	$170,830.78

Pct by Group
Prefunded	n/a	n/a		n/a		n/a	n/a	n/a	n/a	n/a	n/a
Delinquent at closing	n/a	n/a		n/a		n/a	n/a	n/a	n/a	n/a	n/a
Full Doc %	53.08%	29.81%		34.44%		53.68%	78.24%	49.83%	75.39%	35.15%	60.52%
Owner Occupied %	90.56%	82.86%		100.00%		80.88%	100.00%	98.74%	100.00%	82.88%	94.26%
First Lien %	100.00%	100.00%		100.00%		100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Loans w/ MI	0.00%	0.00%		0.00%		0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Loans w/ Simult 2nds	38.27%	57.28%		21.63%		56.27%	16.53%	92.98%	16.74%	66.96%	14.38%
First Time Borrowers	n/a	n/a		n/a		n/a	n/a	n/a	n/a	n/a	n/a
Stated Docs w/ W2	45.87%	70.19%		65.56%		46.32%	21.76%	48.00%	24.61%	63.28%	39.48%

Stats only for ARMs
Max Rate	14.02%	14.15%		15.65%		0.00%	0.00%	13.61%	13.63%	14.19%	14.45%
Margin	5.82%	5.84%		5.80%		0.00%	0.00%	5.79%	5.67%	5.79%	5.83%
Initial Cap	2.72%	2.86%		3.00%		0.00%	0.00%	2.48%	2.25%	2.95%	3.00%
Periodic Cap	1.53%	1.38%		1.00%		0.00%	0.00%	1.57%	1.79%	1.36%	1.28%
Avg Reset Freq (mo)	6	6		6		0	0	6	6	6	6

FICO
< 500
500 - 549	6.02	5.54		43.63		1.45	8.79			2.76	25.55
550 - 599	22.41	8.48		16.91		14.57	13.26	11.02	8.49	15.89	30.65
600 - 649	41.12	28.16		39.47		37.86	67.82	35.71	44.06	38.95	26.43
650 - 699	20.78	36.13				21.83	10.13	31.51	23.73	28.18	10.92
700 - 749	7.96	13.22				11.21		18.28	23.72	11.9	3.39
750 - 799	1.71	8.47				13.08		3.47		2.31	3.06
800 +

DTI
<25
25 - 29.99
30 - 34.99
35 - 39.99
40 - 44.99
45 - 49.99
50 - 54.99
55 - 59.99
60 +

LTV
<=60	3.14			16.91			8.79			0.45	13.19
60.01 - 65	2.24	3.93		39.53			4.11			0.1	4.64
65.01 - 70	5.46	5.94								1.2	6.7
70.01 - 75	9.89						23.18			0.47	8.3
75.01 - 80	51.92	69.61		21.93		75.49	35.71	93.37	38.78	73.04	34.55
80.01 - 85	12.75	5.54		21.63		17.63	10.13	3.11	21.96	6.49	6.27
85.01 - 90	11.2	3.78				2.99	18.08	2.95	39.26	14.1	18.35
90.01 - 95	2.34	11.2				1.76				2.11	6.1
95.01 - 100	1.06					2.13		0.56		2.03	1.9
> 100

CLTV
<=60	3.14			16.91			8.79			0.45	13.19
60.01 - 65	2.24	3.93		39.53			4.11			0.1	4.64
65.01 - 70	5.26	5.94								0.95	6.7
70.01 - 75	9.42						23.18			0.33	8.3
75.01 - 80	15.67	12.33		21.93		20.67	19.19	3.5	22.03	8.36	23.55
80.01 - 85	11.76	5.54				16.18	10.13		21.96	5.08	6.27
85.01 - 90	11.46	3.78				2.99	18.08	3.53	39.26	13.86	14.96
90.01 - 95	3.72	11.2		21.63		3.21	10.11	0.95		4.78	6.1
95.01 - 100	37.33	57.28				56.95	6.42	92.02	16.74	66.08	16.28
> 100

Product
< 2 yr Fixed Term	1.03									2.43
2 yr fixed hybrid	81.58	100		83.09				94.95	83	95.05	94.7
3 yr fixed hybrid	2.57							4.48	17	1.83	1.91
5 yr or longer hybrid	1.03							0.58		0.68	3.39
Fixed Rate	13.79			16.91		100	100

I/O Term
No IO Term	64.18	80.38		100		78.75	77.79			100	100
2 yr	1.1	9.44						1.9
3 yr	1.27							4.31	4.68
5 yr	33.46	10.19				21.25	22.21	93.78	95.32
> 5 yr

Loan Balance
< 50,000	0.11			100						0.29
50,000 - 74,999	1.94					9.05	2.85			3.32	4.34
75,000 - 99,999	4.1	2.79				19	14.52	0.87	3.34	7	1.35
100,000 - 199,999	27.34	37.82				29.8	20.12	15.41	21.86	31.03	43.5
200,000 - 499,999	62.84	59.39				29.07	62.51	80.28	74.8	58.37	50.81
500,000 - 999,999	3.67					13.08		3.44
1,000,000 -

Amortization Term
< 15 years	0.02
15 yr	0.3					1.22	4.11
20 yr	0.1
25 yr	33.46	10.19				21.25	22.21	93.78	95.32
30 yr	49.24	64.14		100		77.52	73.68			71.94	95.11
40 yr	14.51	16.23								28.06	4.89

Maturity Term
< 15 years	0.02
15 yr	0.3					1.22	4.11
20 yr	0.1
25 yr
30 yr	99.57	100		100		98.78	95.89	100	100	100	100
40 yr

Property Type
Single Family	76.51			78.07		67.33	76.05	79.12	89.25	66.35	82.27
PUD	11.64					13.9	23.95	10.74	10.75	17.64	10.38
Multi Family	6.5			21.93		12.55		2.98		6.74	5.74
Condo, Townhouse	3.81					6.22		5		5.32	1.61
MH	1.54	100						2.16		3.95

Loan Purpose
Purchase	40.09	81.8		65.56
Cash Out Refi	54.33	18.2		34.44		100		100		100
Non Cash Out Refi	5.58						100		100		100

Geographic Distribution
AK
AL
AR	0.03
AZ	1.63					1.85		0.59		0.35
CA-N	8.51	8.47						10.98	25.5	4.82
CA-S	28.68	45.66				18.87	8.79	49.11	17.29	19.37	26.35
CO	0.88							0.57	7.21	0.29	2.8
CT	0.57						8.41			1.2	2.5
DC	0.07
DE	0.2
FL	12.95	34.29						7.99		21.91	8.51
GA	0.52									0.55
HI	0.36
IA	0.15									0.46
ID
IL	7.76	3.87					15.04	2.82	20.72	4.17	12.63
IN	0.53			38.84		1.9			3.34	0.54	0.79
KS	0.55									1.21	3.49
KY	0.07									0.31
LA	0.88					2.24				1.95	3.16
MA	1.87						10.13	0.48		1.47
MD	3.3	3.93					12.08	1.61	14.83	2.3
ME
MI	1.73					15.42	2.85			2.15	4.12
MN	9.4					15.43		12.25		10.31	10.82
MO	0.63									1.62	1.76
MS	0.27									0.78
MT	0.26										3.28
NC	0.5			17.54						1.78
ND	0.07
NE
NH	0.26							1.15
NJ	1.17							0.97		0.22
NM
NV	0.71							2.11		0.59
NY	1.08					2.13		1.23		1.62
OH	0.71						9.09			1.45	1.75
OK	0.28									0.5
OR	0.56						9.67	0.54
PA	0.6									0.41
RI	0.49							1		0.77
SC	0.38	3.78							4.68	0.24
SD
TN	0.46									0.91
TX	5.66			43.63		34.12	23.95	2.62		11.97	10.68
UT	0.16							2.68		0.65
VA	3.44					3.09				2.52
VT
WA	0.57					4.95			6.43
WI	1.04							1.29		0.63	7.35
WV	0.05
WY
Unknown or Other